--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) February 22, 2005


                          Allied Waste Industries, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                 1-14705                                    88-0228636

        (Commission File Number)               (IRS Employer Identification No.)


15880 N. Greenway-Hayden Loop, Suite 100
           Scottsdale, Arizona                               85260
(Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 8.01        Other Events

On February 22, 2005, Allied Waste Industries, Inc. issued the following press release:


Contact:  Michael Burnett
          Vice President, Investor Relations
          480-627-2785

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------


                     ALLIED WASTE COMMENCES TENDER OFFER AND
             CONSENT SOLICITATION FOR ITS 7 5/8% SENIOR NOTES DUE 2006
                 AND ITS 10% SENIOR SUBORDINATED NOTES DUE 2009


SCOTTSDALE, AZ - February 22, 2005 - Allied Waste Industries, Inc. (NYSE: AW) today announced that as a component of its comprehensive financing plan announced earlier today, its wholly-owned subsidiary, Allied Waste North America, Inc. ("AWNA"), has commenced a cash tender offer for its outstanding $600 million 7 5/8% senior notes due 2006 (the "7 5/8% Notes") and its outstanding $195 million 10% senior subordinated notes due 2009 (the "10% Notes" and, together with the 7 5/8% Notes, the "Notes").

Under the terms of the offer, AWNA is offering to purchase the outstanding 7 5/8% Notes for a tender consideration of $1,016.89 per $1,000, and the outstanding 10% Notes for consideration of $1,050.00 per $1,000, in addition to paying accrued and unpaid interest for the period up to but excluding the applicable settlement date of the offer. Holders who tender on or prior to 5:00 p.m. Eastern Time, on March 7, 2005, the "Consent Date," will receive total consideration of $1,031.89 per $1,000 principal amount of the 7 5/8% Notes and $1,053.75 per $1,000 principal amount of the 10% Notes tendered by such time. This includes the tender consideration and a consent payment of $15.00 per $1,000 principal amount of 7 5/8% Notes tendered and $3.75 per $1,000 principal amount of 10% Notes tendered.

The tender offer will expire at 9:00 a.m. Eastern Time on March 22, 2005, the "Expiration Date", unless extended or earlier terminated. Payments of the total consideration for Notes validly tendered and not withdrawn before the Consent Date will be made promptly after the Consent Date for the 7 5/8% Notes and promptly after the Expiration Date for the 10% Notes.

In connection with the offer, AWNA is soliciting the consents of holders of the 7 5/8% Notes and the 10% Notes to certain proposed amendments to the indentures governing the Notes. The primary purpose of the solicitation and proposed amendments is to eliminate substantially all of the restrictive covenants and certain events of default and reduce the required notice period contained in the optional redemption provisions of each indenture. This press release does not constitute a notice of redemption under the optional redemption provisions of the indentures governing the Notes.

The tender offer is contingent upon the satisfaction of certain conditions, including (a) the receipt by Allied of approximately $825 million in gross proceeds through a combination of additional borrowings under its senior credit facility and one or more public and/or private securities offerings to be completed on or prior to the final settlement date (which will promptly follow the Expiration Date) and (b) the receipt of requisite consents in order to adopt the proposed amendments to the indentures governing the Notes. In addition, the offer for the 10% Notes is conditioned upon the execution of a new senior credit facility refinancing Allied's existing senior credit facility on or prior to the final settlement date. The tender offer is also subject to customary closing conditions. If any of the conditions are not satisfied, AWNA is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, and may terminate the tender offer. Full details of the terms and conditions of the tender offer are included in AWNA's offer to purchase and consent solicitation, dated February 22, 2005.

Requests for documents related to the tender offer may be directed to D.F. King & Co., Inc., the Information Agent, at 888-628-9011 or 212-269-5550.

UBS Securities LLC will act as Dealer Manager for the tender offer. Questions regarding the Offer may be directed to UBS Securities LLC at 888-722-9555 ext. 4210.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2004, Allied served customers through a network of 314 collection companies, 165 transfer stations, 166 active landfills and 58 recycling facilities in 37 states.

Safe Harbor for Forward-Looking Statements

This press release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as "expects," "intends," "plans," "projects," "believes," "outlook," "estimates" and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for our services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in our cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to our variable interest rate debt, possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in final capping, closure, post-closure, remediation and regulatory compliance costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) risks associated with undisclosed liabilities of acquired businesses; (19) we may not realize the net benefits of best practice programs; (20) potential errors in accounting estimates and judgments; (21) the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities; and (22) the outcome of legal proceedings.

Other factors which could materially affect such forward-looking statements can be found our periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in
Allied's Annual Report on Form 10-K for the year ended December 31, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and Allied undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ALLIED WASTE INDUSTRIES, INC.


                            By: /s/ PETER S. HATHAWAY
              ------------------------------------------------------
                                Peter S. Hathaway
              Executive Vice President and Chief Financial Officer





Date:  February 22, 2005